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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 14, 2000, relating to the financial statements of Proton Energy Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Hartford, Connecticut

September 11, 2000